Exhibit 10.14

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

FOR

OEG ATTRACTIONS HOLDINGS, LLC

A Delaware Limited Liability Company

This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 16, 2022 (as amended from time to time, the “LLC Agreement”) of OEG Attractions Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of January 12, 2024.

RECITALS:

A.Pursuant to Section 14.1 of the LLC Agreement, the LLC Agreement may be amended by the Company with the prior written consent of the Ryman Member and for so long as the Investor Member owns at least ten percent (10%) of the Outstanding Units, the Investor Member.
B.The Company desires to amend the Agreement to establish the terms and conditions applicable to the Class B Units pursuant to Section 4.6 of the LLC Agreement, and the Ryman Member and the Investor Member desire to evidence their consent thereto by execution of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.Amendment.  The LLC Agreement is hereby amended as follows:
a.New Definitions. The following new defined terms are hereby added to Section 1.1 of the LLC Agreement:

“2024 Unit Incentive Plan” means the Company’s 2024 Unit Incentive Plan, as such plan may be amended and/or restated from time to time.

“Class B Holder” means a Holder of Class B Units, in such Holder’s capacity as such.

“Class B Member” means a Member owning Class B Units, in such Member’s capacity as such.

“Class B Unit Award Agreement” means an agreement made under the 2024 Unit Incentive Plan pursuant to which an existing or new employee, officer, board member, consultant or other service provider of the Company or any of its Subsidiaries has been issued an option to acquire Class B Units.

b.Definition of Class B Unit. The definition of “Class B Unit” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Class B Unit” means a Unit hereinafter designated as a “Class B Unit” and having the rights and obligations specified with respect to a “Class B Unit” in this Agreement and designated as such on Schedule A hereto. Class B Units may be subject to additional terms and Company rights pursuant to a Class B Unit Award Agreement, the Company’s 2024 Unit Incentive Plan and/or a joinder to this Agreement.

c.Definition of Voting Unit. The definition of “Voting Unit” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Voting Unit” means any Class A Unit and any other Unit designated to have voting rights under this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary herein, (i) the Earnout Transactions shall not be deemed to affect the number or percentage of Voting Units held by the Investor Member, and (ii) no Class B Unit shall be deemed a Voting Unit.

d.Class B Units.  Section 4.6 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

Section 4.6Class B Units.

(a)The Board may from time to time cause the Company to issue options to acquire Class B Units to any existing or new employee, officer, director, consultant or other service provider of the Company or any of its Subsidiaries pursuant to Class B Unit Award Agreements approved by the Board and made under the Company’s 2024 Unit Incentive Plan (and to the extent such action constitutes a Major Decision, with the approval of the Ryman Member and the Investor Member, subject to the provisions of Schedule C). Any option to acquire a Class B Unit shall have a strike price per Class B Unit at least equal to the fair market value of a Class A Unit as determined by the Board.  The Company may also sell to an employee Class B Units at a price equal to the fair market value of such Class B Units as determined by the Board.

(b)Notwithstanding anything to the contrary in this Agreement, the Class B Units shall not be entitled to any voting or approval rights and shall not have any rights to a separate class vote on any matter, under any circumstances.

(c)Class B Holders shall be entitled to receive a distribution of cash or other property from the Company only as and if approved by the Board; provided that when the Board approves and the Company makes a distribution to the Holders of Class A Units in respect of such Class A Units, the Holders of issued and outstanding Class B Units (the purchase price of which, together with any remittances required to be paid to the Company to satisfy any withholding taxes in accordance with a Class B Unit Award Agreement,  has been paid in full) shall be entitled to a distribution per Class B Unit equal to the distribution made per Class A Unit.

(d)For the avoidance of doubt, Class B Members and Class B Units shall not be entitled to any rights pursuant to Section 13.1 through Section 13.19 but shall be subject to the obligations thereunder including dragalong and other provisions as Holders or Members, as applicable.

e.Joinder. A new Section 4.7 is hereby added to the LLC Agreement and a new form of Joinder in the form attached as Exhibit A-1 is hereby added to the LLC Agreement as Exhibit A-1, as follows:

Section 4.7Joinder. After the Board’s  approval of an issuance of Class B Units (and to the extent such action constitutes a Major Decision, with the approval of the Ryman Member and the Investor Member, subject to the provisions of Schedule C) and full payment for such Units, a Class B Member may join in this Agreement by executing and delivering to the Company a Class B Member Joinder in the form attached as Exhibit A-1 and such other or additional documents and deliveries as may be reasonably requested by the Board.

f.Action by the Members. A new Section 7.6(h) is hereby added to the LLC Agreement as follows:

(h)Holders of Class B Units, including any Class B Members, shall not be entitled to vote on any matters presented to the Members.

g.Company Right of Repurchase for Class B Units. A new Section 13.20 is hereby added to the LLC Agreement as follows:

Section 13.20Company Right of Repurchase for Class B Units.

Unless a Company repurchase right is provided in a Class B Unit Award Agreement (and in such case, it shall apply to all Class B Units owned by a Class B Holder), the following shall apply to a Class B Member and Class B Units:

(a)Termination other than for Cause. Upon a Termination of a Class B Member for any reason other than for Cause, the Company or its assigns shall have the right (but not the obligation) to repurchase from such Class B Member all or any portion of Class B Units acquired upon exercise of a Class B Unit Award Agreement for a price per Unit equal to the Fair Market Value of such Unit as determined as of the Termination Date, less any applicable withholding taxes.

(b)Termination for Cause. Upon a Termination of a Class B Member with Cause, the Company or its assigns shall have the right (but not the obligation) to repurchase from such Class B Member all or any portion of Class B Units held for a price per Unit equal to the lower of (i) Fair Market Value of such Unit as determined as of the Termination Date, and (ii) the original per Unit price paid by such Class B Member, in each case, less any applicable withholding taxes.

(c)Procedure.  In the event the Company elects to repurchase a Class B Member’s Class B Units under this Section 13.20, the Company shall deliver written notice to such Class B Member of such election at any time following the Termination Date. Upon such notification, the Class B Member shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Units being purchased, for the transfer of such Units to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates (or acceptable evidence of assignment) from the Class B Member, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may instead pay the repurchase price by (i) offsetting and canceling any indebtedness then owed by the Class B Member to the Company, or (ii) by tendering fifteen percent (15%) of the repurchase price and paying the remainder on or prior to the date that is eighteen (18) months after the repurchase closing.

(d)Certain Definitions.

(i)“Cause” means, unless otherwise defined in an applicable Class B Unit Award Agreement or other contractual agreement between the Class B Member and the Company or its Subsidiaries or Affiliates, (1) the Class B Member’s dishonest statements or acts with respect to the Company or its Subsidiaries or Affiliates, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business, (2) the Class B Member’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, (3) the Class B Member’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Class B Member by the Company, (4) the Class B Member’s gross negligence, willful misconduct or insubordination with respect to the Company or its Subsidiaries or Affiliates, or (5) the Class B Member’s violation of any provision of any agreement(s) between the Class B Member and the Company Group relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of intellectual property and inventions.  With regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” shall not apply until the Change in Control actually occurs.

(ii)“Service Relationship” means any relationship as a full-time or part-time employee, director or consultant of the Company or its Subsidiaries or Affiliates or any successor entities.

(iii) “Termination” means a Class B Member has for any reason ceased to maintain a continuous Service Relationship; provided, however, that a Class B Member will not be deemed to have ceased to maintain a Service Relationship while on a bona fide leave of absence approved by the Company in writing.

(iv) “Termination Date” means the effective date of a Termination.

h.Class B Tag-Along Right. A new Section 13.21 is hereby added to the LLC Agreement as follows:

Section 13.21Class B Tag-Along Rights.

(a)This Section 13.21 shall apply only in the event of a Sale of the Company. The provisions of Section 13.7 (to the extent applicable) shall apply in advance of the provisions of this Section 13.21.

(b)If (i) the Ryman Member or the Investor Member proposes to Transfer any Class A Units in a Sale of the Company and the Class B Units are not dragged pursuant to Section 13.7, (ii) to the extent applicable, the Ryman Member and the Investor Member have complied with any other applicable terms of this Agreement, and (iii) the relevant provisions of Article X have been complied with in all respects with respect to a proposed Transfer, then the Ryman Member or the Investor Member as the case may be (a “Tag-Along Seller/Class B Tag”) may consummate a Transfer of all or any portion of such Units (the “Tag-Along Interest/Class B Tag”) to the applicable Third Party to the extent it complies with the provisions of this Section 13.21 (a “Tag-Along Sale (Class B)”). In such event, the Class B Holders (each, an “Other Class B Eligible Member”) shall have the right to require the Third Party, subject to the provisions of this Section 13.21, to purchase from such Other Class B Eligible Member up to that portion of its Eligible Class B Tag-Along Units (such Other Class B Eligible Member’s “Class B Maximum Amount”) (and the Tag-Along Seller/Class B Tag shall reduce the Tag-Along Interest/Class B Tag to be sold by it by a corresponding amount) that is equal to the product of (x) the Tag-Along Interest/Class B Tag to be purchased by the

Third Party and (y) a fraction, the numerator of which is (A) the total number of Eligible Class B Tag-Along Units owned by such Other Class B Eligible Member and the denominator of which is (B) the total number of Class B Eligible Tag-Along Units owned by all of the Other Class B Eligible Members and the Units owned by the Tag-Along Sellers/Class B Tag immediately prior to the transaction. For purposes hereof, “Eligible Class B Tag-Along Units” means Class B Units for which any purchase price or related debt has been paid in full.

(c)The Company shall, if practicable, notify the Other Eligible Members in writing of a proposed Transfer not less than twenty (20) days prior to the date of such proposed Transfer, but in no event fewer than 5 days (the “Transferor Tag-Along Notice/Class B Tag”).  The Transferor Tag-Along Notice/Class B Tag shall include (i) the name and address of the Third Party, (ii) the Tag-Along Interest/Class B Tag to be Transferred, (iii) the Class B Maximum Amount for each Other Class B Eligible Member (which the Company shall confirm upon request of the Tag-Along Seller/Class B Tag prior to the delivery of such notice), (iv) the purchase price and terms and conditions of payment, (v) the other material terms and conditions of the transaction, and (vi) the proposed closing date of the transaction (collectively, the “Third Party Terms/Class B Tag”).

(d)The tag-along right provided for in this Section 13.21 may be exercised by any Other Class B Eligible Member (each such exercising Other Class B Eligible Member, a “Class B Tagging Member”) by delivery of a written notice to the Company, the Tag-Along Seller(s)/Class B Tag and the Third Party (the “Class B Tag-Along Notice”) within five (5) days following receipt of the Transferor Tag-Along Notice/Class B Tag (the “Class B Tag-Along Period”). The Class B Tag-Along Notice shall state the Eligible Class B Tag-Along Units that such Class B Tagging Member wishes to include in such Transfer to the Third Party, which must equal the Class B Maximum Amount for such Member. The failure of an Other Class B Eligible Member to deliver a Class B Tag-Along Notice meeting the requirements of this Section 13.21(d) within the Class B Tag-Along Period shall constitute a waiver of such Other Class B Eligible Member’s tag-along rights with respect to such proposed Transfer.

(e)Upon the giving of its Class B Tag-Along Notice, a Class B Tagging Member shall be obligated to sell to the Third Party the number of its Eligible Class B Tag-Along Units set forth in its Class B Tag-Along Notice on the Third Party Terms/Class B Tag; provided, however, that neither the Tag-Along Seller/Class B Tag nor any Class B Tagging Member shall consummate the sale of any of their respective Eligible Tag-Along Units or Class B Eligible Tag-Along Units unless the Third Party purchases, on the Third Party Terms/Class B Tag, all of the Eligible Class B Tag-Along Units contained in the Class B Tag-Along Notices that the Class B Tagging Members are entitled to sell under the terms of this Section 13.21. If the Third Party does not purchase Eligible Class B Tag-Along Units entitled to be sold by any Class B Tagging Member that has complied with the terms of this Section 13.21, then any Transfer by the Tag-Along Seller(s)/Class B Tag and any Other

Class B Eligible Member to such Third Party shall be null and void and of no effect whatsoever.

(f)Any Eligible Class B Tag-Along Units purchased from a Class B Tagging Member pursuant to this Section 13.21 shall be purchased at the same price and same type of consideration and on the same terms and conditions as the Transfer by the Tag-Along Seller/Class B Tag.

(g)In the event that the Tag-Along Seller/Class B Tag delivers a Transferor Tag-Along Notice/Class B Tag in accordance with Section 13.21(c) and complies with the terms of Section 13.21, the Tag-Along Seller/Class B Tag shall have the right to Transfer its Tag-Along Interest/Class B Tag to the Third Party at a price not more than the purchase price set forth in the Transferor Tag-Along Notice/Class B Tag and otherwise in all material respects on the terms, provisions and conditions set forth in the Transferor Tag-Along Notice/Class B Tag, so long as such Transfer takes place within one hundred eighty (180) days after the date on which the Transferor Tag-Along Notice/Class B Tag is delivered (as such period may be extended to the extent reasonably required pursuant to applicable law or regulation). In the event that such Transfer shall not have taken place within such one hundred eighty (180)-day period (provided, further, that, if the Transfer of the Tag-Along /Class B Tag is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals shall have been received), the Tag-Along Seller/Class B Tag shall not be permitted to Transfer all or any portion of such Tag-Along Interest/Class B Tag without once again complying with the provisions of this Section 13.21. If the terms of such proposed Transfer are different in any material respect from the terms, provisions and conditions set forth in the Transferor Tag-Along Notice/Class B Tag (in a manner that is beneficial to the Tag-Along Seller/Class B Tag), the Tag-Along Seller/Class B Tag shall deliver to the Other Class B Eligible Members a revised Transferor Tag-Along Notice/Class B Tag, and shall again comply with all of the requirements of this Section 13.21.

(h)The reasonable attorney’s fees of one counsel designated by the Tag-Along Seller(s)/Class B Tag and the other reasonable costs and expenses incurred by the Tag-Along Seller(s)/Class B Tag), and the Company in connection with any proposed Transfer pursuant to this Section 13.21 (whether or not consummated) (including accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions (but only if the Company engages such advisers)), will be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the other Class B Tagging Members in connection with any proposed Transfer pursuant to this Section 13.21 (whether or not consummated) will be borne by such Class B Tagging Members.

(i)For the avoidance of doubt, the provisions of this Section 13.21 shall not apply to any proposed Transfer of Units (A) pursuant to Section 13.7 , (B) to a Permitted Transferee, (C) in a Qualified Spinoff, (D) in a Qualified IPO, (E)

pursuant to Section 13.1, (F) that is a REIT Compliance Transfer to the extent such provisions would reasonably be expected to prevent the Ryman Member from completing such REIT Compliance Transfer by the REIT Compliance Date or (G) to the Company or between the Ryman Member and the Investor Member.

(j)In the event that the Investor Member exercises rights pursuant to Section 13.3, followed by any exercise of rights under this section, the number of Units to be sold by both the Ryman Member and the Investor Member pursuant to Section 13.3 will be proportionally adjusted to account for any rights pursuant to this Section 13.21.

2.Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the LLC Agreement.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a complete document.  Except as amended by this Amendment, the terms and provisions of the LLC Agreement remain unchanged and in full force and effect as in effect on the date hereof.

* * * * *

IN WITNESS WHEREOF, this Amendment is executed as of the day first written above.

COMPANY:

OEG ATTRACTIONS HOLDINGS, LLC

By: /s Colin Reed

Name:  Colin Reed

Title:    Executive Chairman

IN WITNESS WHEREOF, this Amendment is executed as of the day first written above.

RYMAN MEMBER:

RHP HOTELS, LLC

By: /s/ Mark Fioravanti

Name:  Mark Fioravanti

Title:    President

IN WITNESS WHEREOF, this Amendment is executed as of the day first written above.

INVESTOR MEMBER:

A-OEG HOLDINGS, LLC

By:/s/ Alexander Evans

Name:  Alexander Evans

Title:   Authorized Signatory

EXHIBIT A-1

OEG ATTRACTIONS HOLDINGS, LLC

JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to the Second Amended and Restated Limited Liability Company Agreement for OEG Attractions Holdings, LLC (the “Company”), dated as of June 16, 2022 (as amended by Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement for the Company dated January 12, 2024, and as further amended, supplemented or otherwise modified in accordance with the terms thereof, the “LLC Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the LLC Agreement.

The undersigned acknowledges receipt of [] Class B Units of Membership Interest in the Company in consideration of [$] per Class B Unit paid to the Company by the undersigned.

By executing and delivering this Joinder Agreement to the LLC Agreement, the undersigned hereby agrees to be admitted as a Class B Member of the Company with the rights and entitlements specific to the Class B Units, and to become a party to, to be bound by, and to comply with the provisions of the LLC Agreement in the same manner as if the undersigned were a direct signatory to such agreement as a Member holding Class B Units. The undersigned acknowledges and hereby makes the representations and warranties of a Member in the LLC Agreement, including those in Section 12.1 of the LLC Agreement, all of which are true and correct.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of ____________, 20_.

By:

Name:

Address

Accepted:

OEG Attractions Holdings, LLC

By:_______________________

Name:_____________________

Its:________________________

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